To the Holders of:
Structured Asset Trust Unit Repackagings (Saturns)
The May Department Stores Company Debenture Backed
Series 2003-7
Class A CUSIP NO.
80411E203
Class B CUSIP NO. 80411EAA2
Distribution Date: January 17, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning
Principal
Principal Payment
Ending Principal
Fixed Rate
Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due
and Unpaid
Total
Distribution
25,000,000.00 $ $0.00 25,000,000.00 $ 6.25000% 30/360 $781,250.00 $0.00 $781,250.00
25,000,000.00 $ $0.00 25,000,000.00 $ 0.59800% 30/360 $74,750.00 $0.00 $74,750.00
$2,000.00
$4,500.00
Underlying Security MAY DEPT STORES CO 6.900% 1/15/32
June/December or NBD
577778BQ5
$25,000,000.00
6.90000%
$862,500.00
CUSIP Moody's S & P Moody's Date S & P Date
80411E203 A2 A Baa3 1/10/2012 BBB- 5/24/2011
80411EAA2 A2 A Baa3 1/10/2012 BBB- 5/24/2011
Underlying Security A2 A Baa3 1/9/2012 BBB- 5/18/2011
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Additional Information
Trustee Fees
Expense Account Deposit
Payment Dates
Cusip
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
Original Ratings Current Ratings